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                                                                     EXHIBIT 28K

                  CERTIFICATEHOLDER'S PAYMENT DATE STATEMENT
                             First USA Bank, N.A.

                         FIRST CHICAGO MASTER TRUST II
                                 Series 1997-U
                               February 10, 2000

Under the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") dated as of June 1, 1990 as amended and restated as of September 1, 1999, by and between First USA Bank, National Association,, as Seller and Servicer ("First USA"), and Norwest Bank Minnesota, National Association, as Trustee, (the "Trustee"), as amended and supplemented by the Series 1997-U Supplement dated as of October 1, 1997 by and between First USA and the Trustee, First USA, as Servicer, is required to prepare certain information for each Payment Date regarding current distributions to Class A Certificateholders and the performance of the First Chicago Master Trust II (the "Trust") during the previous period. The information which is required to be prepared with respect to the distribution on the February 15, 2000 Payment Date and with respect to the performance of the Trust during the Due Period for such Payment Date is set forth below. Certain of the information is presented on the aggregate amounts for the Trust as a whole. All capitalized terms used herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

A. Information Regarding the Current Distribution (Stated on the Basis of $1,000 Original Principal Amount)

      1.  The total amount of the distribution to Class
          A Adjusted Certificateholders on the Payment
          Date per $1,000 interest.                                 $ 4.586

      2.  The amount of the distribution set forth in
          paragraph 1 above in respect of principal on
          the Class A Adjusted Certificates, per $1,000
          interest                                                  $ 0.000

      3.  The amount of the distribution set forth in
          paragraph 1 above in respect of interest on
          the Class A Adjusted Certificates, per $1,000
          interest                                                  $ 4.586

B.  Information Regarding the Performance of the Trust

      1.  Collections of Receivables
      ------------------------------

      a.  The aggregate amount of Collections of
          Receivables processed for the Due Period with
          respect to the current Distribution Date
          which were allocated in respect of the
          Investor Certificates of all Series                   $724,075,332.44

      b.  The aggregate amount of Collections of
          Receivables processed for the Due Period with
          respect to the current Distribution Date
          which were allocated in respect of the Series
          1997-U Certificates                                   $  8,394,619.83

      c.  The aggregate amount of Collections of
          Receivables processed for the Due Period with
          respect to the current Distribution Date
          which were allocated in respect of the Class
          A Certificates                                        $  7,345,292.34

      d.  The amount of Collections of Receivables
          processed for the Due Period with respect to
          the current Distribution Date which were
          allocated in respect of the Class A Adjusted
          Certificates, per $1,000 interest                     $        18.363

      e.  The amount of Excess Spread for the Due
          Period with respect to the current
          Distribution Date                                     $  3,481,855.10

      f.  The amount of Reallocated Principal
          Collections for the Due Period with respect
          to the current Distribution Date allocated in
          respect of the Class A Certificates                   $          0.00

      g.  The amount of Excess Finance Charge
          Collections allocated in respect of the
          Series 1997-U Certificates, if any                    $          0.00
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                                                                   Series 1997-U

    h.   The amount of Excess Principal Collections
         allocated in respect of the Series 1997-U
         Certificates, if any                                $             0.00

    2.  Receivables in Trust
    ------------------------

    a.   Aggregate Principal Receivables for the Due
         Period with respect to the current
         Distribution Date (which reflects the
         Principal Receivables represented by the
         Exchangeable Seller's Certificate and by the
         Investor Certificates of all Series)                $15,899,994,464.84

    b.   The amount of Principal Receivables in the
         Trust represented by the Series 1997-U
         Certificates (the "Adjusted Invested Amount")
         for the Due Period with respect to the
         current Distribution Date                           $   457,142,858.00

    c.   The amount of Principal Receivables in the
         Trust represented by the Class A Certificates
         (the "Class A Adjusted Invested Amount") for
         the Due Period with respect to the
         current Distribution Date                           $   400,000,000.00

    d.   The Invested Amount for the Due Period with
         respect to the current Distribution Date            $   457,142,858.00

    e.   The Class A Invested Amount for the Due
         Period with respect to the current
         Distribution Date                                   $   400,000,000.00

    f.   The Invested Percentage with respect to
         Finance Charge Receivables (including
         Interchange) and Defaulted Receivables for
         the Series 1997-U Certificates for the Due
         Period with respect to the current
         Distribution Date                                                2.875%

    g.   The Invested Percentage with respect to
         Principal Receivables for the Series 1997-U
         Certificates for the Due Period with respect
         to the current Distribution Date                                 2.875%

    h.   The Class A Floating Percentage for the Due
         Period with respect to the current
         Distribution Date                                               87.500%

    i.   The Class A Principal Percentage for the Due
         Period with respect to the current
         Distribution Date                                               87.500%

    j.   The Collateral Floating Percentage for the
         Due Period with respect to the current
         Distribution Date                                               12.500%

    k.   The Collateral Principal Percentage for the
         Due Period with respect to the current
         Distribution Date                                               12.500%

    3.  Delinquent Balances
    -----------------------

    The aggregate amount of outstanding balances in
    the Accounts which were 30 or more days
    delinquent as of the end of the Due Period for
    the current Distribution Date                            $   843,779,393.79
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                                                                   Series 1997-U

    4.   Investor Default Amount
    ----------------------------

    a. The aggregate amount of all Defaulted Receivables written off as uncollectible during the Due Period with respect to the current Distribution Date allocable to the Series 1997-U Certificates (the
         "Investor Default Amount")

         1.  Investor Default Amount                              $3,409,300.28
         2.  Recoveries                                           $  106,561.23
         3.  Net Default Receivables                              $3,302,739.05

    b.   The Class A Investor Default Amount

         1.  Investor Default Amount                              $2,983,137.74
         2.  Recoveries                                           $   93,241.08
         3.  Net Default Receivables                              $2,889,896.66

    c.   The Collateral Investor Default Amount

         1.  Investor Default Amount                              $  426,162.54
         2.  Recoveries                                           $   13,320.15
         3.  Net Default Receivables                              $  412,842.39

    5.   Investor Charge-offs.
    -------------------------

    a.   The amount of the Class A Adjusted Investor Charge-
         Offs per $1,000 interest after reimbursement of any
         such Class A Adjusted Investor Charge-Offs for the
         Due Period with respect to the current Distribution
         Date                                                     $        0.00

    b.   The amount attributable to Class A Adjusted Investor
         Charge-Offs, if any, by which the principal balance
         of the Class A Adjusted Certificates exceeds the
         Class A Adjusted Invested Amount as of the end of
         the day on the Record Date with respect to the
         current Distribution Date                                $        0.00

    c.   The amount of the Collateral Charge-Offs, if any, for
         the Due Period with respect to the current
         Distribution Date                                        $        0.00

    6.   Monthly Servicing Fee
    --------------------------

    a.   The amount of the Monthly Servicing Fee payable from
         available funds by the Trust to the Servicer with
         respect to the current Distribution Date                 $   95,238.10

    b.   The amount of the Interchange Monthly Servicing Fee
         payable to the Servicer with respect to the current
         Distribution Date                                        $  476,190.48

    7.   Available Cash Collateral Amount
    -------------------------------------

    a    The amount, if any, withdrawn from the Cash
         Collateral Account for the current Distribution Date
         (the "Withdrawal Amount")                                $        0.00

    b.   The amount available to be withdrawn from the Cash
         Collateral Account as of the end of the day on the
         current Distribution Date, after giving effect to
         all withdrawals, deposits and payments to be made on
         such Distribution Date (the "Available Cash
         Collateral Amount" for the next Distribution Date)       $4,571,429.00
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                                                                   Series 1997-U

     c.  The amount as computed in 7.b as a percentage of
         the Class A Adjusted Invested Amount after
         giving effect to all reductions thereof on the
         current Distribution Date                                        1.143%

8.  Collateral Invested Amount
------------------------------

     a.  The Collateral Invested Amount for the current
         Distribution Date                                       $57,142,858.00

     b.  The Collateral Invested Amount after giving
         effect to all withdrawals, deposits, and
         payments on the current Distribution Date               $57,142,858.00

9.  Total Enhancement
---------------------

     a.  The total Enhancement for the current Distribution
         Date                                                    $61,714,287.00

     b.  The total Enhancement after giving effect to all
         withdrawals, depostis and payments on the
         current Distribution Date                               $61,714,287.00

C.  The Pool Factor
-------------------

         The Pool Factor (which represents the ratio of
         the Class A Adjusted Invested Amount on the last
         day of the month ending on the Record Date
         adjusted for Class A Adjusted Investor Charge-
         Offs set forth in B.5.a above and for the
         distributions of principal set forth in A.2
         above to the Class A Adjusted Initial Invested
         Amount). The amount of a Class A Adjusted
         Certificateholder's pro rata share of the Class
         A Adjusted Invested Amount can be determined by
         multiplying the original denomination of the
         holder's Class A Adjusted Certificate by the
         Pool Factor                                               100.00000000%

D.  Principal Funding Account
-----------------------------

     1.  The Principal Funding Investment Proceeds
         deposited in the Collection Account for the
         current Distribution Date to be treated as Class
         A Available Funds
                                                                 $         0.00
     2.  The Excess Principal Funding Investment Proceeds
         for the current Distribution Date                       $         0.00

     3.  The Principal Funding Account Balance as of the
         end of the day on the current Distribution Date         $         0.00

     4.  The Deficit Controlled Accumulation Amount for the
         preceding Due Period                                    $         0.00

E.  Reserve Account
-------------------

     1.  The Reserve Draw Amount for the current Distribution
         Date                                                    $         0.00

     2.  The amount on deposit in the Reserve Account as
         of the end of the day on the current
         Distribution Date (the "Available Reserve
         Account Amount" for the next Distribution Date)         $         0.00

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CERTIFICATEHOLDER'S PAYMENT DATE STATEMENT
Signature Page





                              First USA Bank, N.A.
                              Servicer


                              By:      /s/ Tracie Klein
                                      ---------------------------
                              Title:       TRACIE KLEIN
                                           FIRST VICE PRESIDENT